Third Quarter 2023 Earnings October 18, 2023

2 Disclaimers Non-GAAP Information Certain measures included in this document are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. FHN’s management believes such measures, even though not always comparable to non-GAAP measures used by other financial institutions, are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. The non-GAAP measures presented in this document are listed, and are reconciled to the most comparable GAAP presentation, in the non-GAAP reconciliation table(s) appearing in the Appendix. In addition, presentation of regulatory measures, even those which are not GAAP, provide a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this document include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; and risk-weighted assets, which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios. Forward-Looking Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements pertain to FHN's beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward- looking statements can be identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond FHN’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause FHN’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include those mentioned: in this document; in Items 2.02 and 7.01 of FHN’s Current Report on Form 8-K to which this document has been filed as an exhibit; in the forepart, and in Items 1, 1A, and 7, of FHN’s most recent Annual Report on Form 10-K, as amended; and in the forepart, and in Item 1A of Part II, of FHN’s Quarterly Report(s) on Form 10-Q filed this year. FHN assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time. Throughout this presentation, numbers may not foot due to rounding, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases.

3Q23 GAAP financial summary[1]

$s in millions except per share data	Reported Results					3Q23 Change vs.			
	3Q23	2Q23	1Q23	4Q22	3Q22	2Q23		3Q22	
Net interest income	$ 605	$ 631	$ 688	$ 709	$ 662	$ (26)	(4)%	$ (57)	(9)%
Fee income	173	400	171	174	213	(227)	(57)%	(40)	(19)%
Total revenue	778	1,031	859	882	875	(253)	(25)%	(97)	(11)%
Expense	474	555	478	503	468	(81)	(15)%	6	1 %
Pre-provision net revenue (PPNR)	304	475	381	379	406	(171)	(36)%	(102)	(25)%
Provision for credit losses	110	50	50	45	60	60	120 %	50	83 %
Pre-tax income	194	425	331	334	346	(231)	(54)%	(152)	(44)%
Income tax expense	52	96	75	64	78	(44)	(46)%	(26)	(33)%
Net income	142	329	256	270	268	(187)	(57)%	(126)	(47)%
Non-controlling interest	5	5	4	4	3	—	— %	2	67 %
Preferred dividends	8	8	8	8	8	—	— %	—	— %
Net income available to common shareholders (NIAC)	$ 129	$ 317	$ 243	$ 258	$ 257	$ (188)	(59)%	$ (128)	(50)%
Diluted EPS	$ 0.23	$ 0.56	$ 0.43	$ 0.45	$ 0.45	$ (0.33)	(59)%	$ (0.22)	(49)%
Average diluted shares outstanding[2]	561	561	572	572	570	—	— %	(9)	(2)%
ROCE	6.3 %	16.4 %	13.3 %	14.4 %	13.9 %	(10.1)%		(7.6)%	
ROTCE	8.0 %	21.1 %	17.4 %	19.1 %	18.2 %	(13.2)%		(10.3)%	
ROA	0.7 %	1.6 %	1.3 %	1.4 %	1.3 %	(0.9)%		(0.6)%	
Net interest margin	3.17 %	3.38 %	3.88 %	3.89 %	3.48 %	(0.21)%		(0.31)%	
Efficiency ratio	60.9 %	53.9 %	55.7 %	57.1 %	53.6 %	7.1%		7.4%	
FTEs	7,340	7,327	7,282	7,477	7,569	13	— %	(229)	(3)%
CET1 ratio	11.1 %	11.1 %	10.4 %	10.2 %	9.9 %	—%		1.2%	
Effective tax rate	26.7 %	22.6 %	22.7 %	19.2 %	22.6 %	4.0%		4.1%	
Tangible book value per share	$11.22	$11.50	$10.89	$10.23	$9.72	$ (0.28)	(2)%	$ 1.50	15 %
Period end loans ($B)	$61.8B	$61.3B	$59.0B	$58.1B	$57.4B	$ 0.5	1 %	$ 4.4	8 %
Period end deposits ($B)	$67.0B	$65.4B	$61.4B	$63.5B	$66.0B	$ 1.6	2 %	$ 1.0	2 %
Period end loan to deposit ratio	92 %	94 %	96 %	92 %	87 %	(2)%		5 %	

[1]Adjusted financial measures, TBV per share, ROTCE, fully taxable equivalent measures, PPNR, and loans and leases, ACL and ratios excluding Loans to Mortgage Companies are Non-GAAP and are reconciled to GAAP measures in the appendix. Throughout this presentation, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases. Throughout this presentation references to NII, Total Revenue, Net Interest Margin and PPNR are presented on a fully taxable equivalent basis unless otherwise noted. [2]2Q23 includes 19.7 million share impact of Series G convertible securities issued in connection with TD transaction based on the final conversion rate; 1Q23, 4Q22 and 3Q22 include 27.5 million shares based on the original maximum conversion rate.

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4 Table of contents 3Q23 key messages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 3Q23 highlights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 3Q23 adjusted financial highlights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 3Q23 notable items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 NII and NIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 Adjusted fee income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Adjusted expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 Asset quality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14 Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 FY23 guidance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16 Strategic focus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 Appendix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

Client-Centric Model Remains Foundation for Success

Our experienced team has a proven track record of delivering high quality service to meet our clients' and communities' needs. This yields long-tenured, deep relationships that enable us to produce top quartile returns over the cycle.

Experienced Talent

90% associate retention over the prior year, which compares favorably to industry averages. Average tenure of all associates is over 9 years[1]

Tenured Client Base

91% client retention from the prior year, with a median tenure of 16 years[2]

Robust Capital

11.1% CET1 ratio, significantly above the 7% well capitalized threshold

Client Focused

Continued focus on supporting client needs with 6% growth in both deposits and loans year-to-date

Service Excellence

Recognized by multiple industry groups for service excellence, including 23 Greenwich Coalition recognitions, the second highest of any bank[3]

Safety & Soundness

Stress test demonstrated $4.0B of loss absorption capacity above regulatory minimums[4]

[1]Associate retention from 9.30.22 to 9.30.23; excludes involuntary attrition. [2]Client retention from 9.30.22 to 9.30.23. [3]FHN was recognized in the 2022 Greenwich Excellence and Best Brand Awards.
[4]Utilized the 2023 Severely Adverse Scenario The Company's minimum common equity tier 1 ratio under stress of 8.7% reflects an additional $4.0 billion in pre-tax loss absorption capacity above the 4.5% regulatory required minimum. These results include a $0.15 quarterly common stock dividend throughout the nine-quarter forecast horizon. This excludes the recent conversion of the Series G preferred.

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Strong results driven by stable, diversified business mix[1]

Earnings Strength and Solid Returns

Adj. EPS	Adj. ROTCE	NIM	Adj. Efficiency
$0.27	9.2%	3.17%	59.4%

- Adjusted pre-tax pre-provision of $318 million
- Strong net interest margin reflects benefit of asset sensitivity over the cycle, despite recent competitive pressure on funding costs
- Fees and expenses relatively stable

Capital and Credit Quality

CET1	TBV	NCO%
11.1%	$11.22	0.61%

- Strong capital position, which supported 1% PE loan growth
- TBVPS decreased 2% driven by $(0.41) from higher mark-to-market impacts partially offset by $0.29 of adjusted NIAC
- Credit impacted by a $72 million idiosyncratic C&I charge-off

Strong Liquidity and Improving Funding Profile

PE Deposit Growth	PE Loan Growth	LDR
2%	1%	92%

- Deposits increased $1.6 billion QoQ, or 2%, up 6% year-to-date
- Loan growth moderating as focus remains on deepening existing customer relationships
- Period end loan-to-deposit (LDR) ratio improved to 92% from 94%

Reflects 3Q23 vs. 2Q23 results. [1]Adjusted financial measures, TBV per share, ROTCE, fully taxable equivalent measures, PPNR, and loans and leases, ACL and ratios excluding Loans to Mortgage Companies are Non-GAAP and are reconciled to GAAP measures in the appendix. Throughout this presentation, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases. Throughout this presentation references to NII, Total Revenue, Net Interest Margin and PPNR are presented on a fully taxable equivalent basis unless otherwise noted.

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3Q23 adjusted financial highlights[1]

Adaptable business model capable of managing through shifting macroeconomic environment

$ in millions, except per share data	Adjusted Results			3Q23 Change vs.			
	3Q23	2Q23	3Q22	2Q23		3Q22	
Net interest income (FTE)	$609	$635	$666	$ (26)	(4)%	$ (57)	(9)%
Fee income	173	175	181	(2)	(1)%	(8)	(4)%
Total revenue (FTE)	782	810	847	(28)	(3)%	(65)	(8)%
Expense	465	461	444	4	1 %	21	5 %
Pre-provision net revenue	318	349	403	(31)	(9)%	(85)	(21)%
Provision for credit losses	110	50	60	60	120 %	50	83 %
Net charge-offs	95	23	12	72	NM	83	NM
Reserve build / (release)	15	27	48	(12)	(44)%	(33)	(69)%
Net income available to common	$150	$219	$252	$ (69)	(32)%	$ (102)	(40)%
Diluted EPS	$0.27	$0.39	$0.44	$(0.12)	(31)%	$ (0.17)	(39)%
Diluted shares[2]	561	561	570	—	— %	(9)	(2)%
ROTCE	9.2 %	14.6 %	17.9 %	(5.4)%		(8.7)%	
ROA	0.8 %	1.1 %	1.3 %	(0.4)%		(0.5)%	
Net interest margin	3.17 %	3.38 %	3.48 %	(0.21)%		(0.31)%	
Fee income / total revenue	22.2 %	21.6 %	21.4 %	0.5 %		0.8 %	
Efficiency ratio	59.4 %	56.9 %	52.4 %	2.5 %		7.0 %	
TBV per share	$11.22	$11.50	$9.72	$(0.28)	(2)%	$ 1.50	15 %
Effective tax rate	20.1 %	21.6 %	22.4 %	(1.5)%		(2.3)%	

- **3Q23 adjusted EPS** of $0.27 vs. $0.39 in 2Q23
  - **Adjusted ROTCE** of 9.2%, the provision related to the $72mm idiosyncratic credit lowered adjusted ROTCE by ~3.4%
- **NII** down $26 million, or 4% linked quarter
  - Reflects a full quarter impact of the 2Q23 deposit campaign, a partial quarter of the Fed move, 3% average loan growth, and repricing of fixed rate cash flows
- **Adjusted fee income** up $6 million excluding deferred comp
  - Higher bank fees and FHLB dividends
  - Stable counter-cyclical business revenues
- **Adjusted expense** up $12 million excluding deferred comp
  - $11 million of acquisition-related retention moved into core expenses, which was largely offset by other variable comp reductions
- **Provision expense** of $110 million, resulting in a 1 bp increase in ACL coverage to 1.36%
  - Reflects 1% period end loan growth
  - 3Q23 included a $72 million idiosyncratic C&I charge-off, while the remaining NCOs were flat to 2Q23

[1]Adjusted financial measures, TBV per share, ROTCE, fully taxable equivalent measures, PPNR, and loans and leases, ACL and ratios excluding Loans to Mortgage Companies are Non-GAAP and are reconciled to GAAP measures in the appendix. Throughout this presentation, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases. Throughout this presentation references to NII, Total Revenue, Net Interest Margin and PPNR are presented on a fully taxable equivalent basis unless otherwise noted. [2]2Q23 includes 19.7 million share impact of Series G convertible securities issued in connection with TD transaction based on the final conversion rate; 1Q23, 4Q22 and 3Q22 include 27.5 million shares based on the original maximum conversion rate.

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8 3Q23 notable items1 1Adjusted financial measures, TBV per share, ROTCE, fully taxable equivalent measures, PPNR, and loans and leases, ACL and ratios excluding Loans to Mortgage Companies are Non-GAAP and are reconciled to GAAP measures in the appendix. Throughout this presentation, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases. Throughout this presentation references to NII, Total Revenue, Net Interest Margin and PPNR are presented on a fully taxable equivalent basis unless otherwise noted. After-tax Notable Items 3Q23 Restructuring costs (after-tax) (7) Tax impact of 3Q23 notable tax items (13) After-tax impact of 3Q23 notable items $ (20) EPS impact of 3Q23 notable items $ (0.04) GAAP results reduced by a net $0.04 per share impact from notable items • Pre-tax restructuring costs of $10 million related to streamlining the number of regions within the Regional Bank, as well as reductions in force, primarily within mortgage • 3Q23 includes $13 million of net tax expense, including two notable tax events – $24 million tax liability related to the book value surrender of approximately $214 million of bank owned life insurance (BOLI) policies – $11 million benefit from merger-related tax items Pre-Tax Notable Items Notable Tax Items

NII trends reflect increased funding costs & macroeconomic environment[1]

Net interest margin remains strong, despite moderating from cyclical highs

Net Interest Income (FTE) and NIM Trends



$666
$712
$691
$635
$609
3.48%
3.89%
3.88%
3.38%
3.17%
3Q22
4Q22
1Q23
2Q23
3Q23

$ in millions	NII	Margin
2Q23	**$635**	**3.38%**
Days	$4	
Deposit Rates	$(63)	(0.33)%
Deposit Mix & Funding Volume	$(20)	(0.09)%
Loan Rates & Spreads	$36	0.18%
Loan Volumes & Mix	$20	0.04%
Investment Securities	$(1)	0.01%
Other	$(2)	(0.01)%
3Q23	**$609**	**3.17%**

- **3Q23 net interest income** down $26 million versus 2Q23
  - Reflects a full quarter impact of the 2Q23 deposit campaign and a partial quarter benefit of the July rate hike on floating asset yields
  - Widening credit spreads, continued repricing of fixed rate cash flows, and average loan growth of 3% improved NII
  - Deposit mix rotation continues to be a headwind, however 2% deposit growth enabled the pay down of all remaining FHLB borrowings
- **Net interest margin** declined 21bps versus 2Q23 as the deposit beta accelerated faster than loan spread repricing

[1]*Adjusted financial measures, TBV per share, ROTCE, fully taxable equivalent measures, PPNR, and loans and leases, ACL and ratios excluding Loans to Mortgage Companies are Non-GAAP and are reconciled to GAAP measures in the appendix. Throughout this presentation, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases. Throughout this presentation references to NII, Total Revenue, Net Interest Margin and PPNR are presented on a fully taxable equivalent basis unless otherwise noted.*

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10 $66.0B $63.5B $61.4B $65.4B $67.0B $40.2 $40.0 $40.3 $46.6 $49.2 $25.8 $23.5 $21.1 $18.8 $17.8 Interest-bearing deposits Noninterest-bearing deposits (DDA) 3Q22 4Q22 1Q23 2Q23 3Q23 Demonstrated successful customer acquisition capability Period end deposits • 3Q23 period-end deposits of $67.0 billion increased $1.6 billion or 2%, versus 2Q23 – Loan-to-deposit ratio of 92% improved from 94% – 68% of deposits are FDIC insured or collateralized • Deposit growth driven by customer balance acquisition; brokered deposits effectively flat to prior quarter – Opened over 19,000 new deposit accounts, acquiring over $1 billion in balances – The customers that participated in the second quarter deposit campaign have increased their balances by ~$200 million • Full quarter impact of the successful deposit campaign and a higher Fed Funds rate drove an increase in interest- bearing deposit costs from 2.55% to 3.36% – Cumulative interest-bearing deposit beta of 63% – Implemented base rate reductions in latter part of the quarter, reducing the blended rate on the $22 billion portfolio by 10bps to 1.53% – Rate guarantees on 2Q23 deposit campaigns begin to reprice in 4Q23, creating opportunity to moderate funding cost • With interest rates at 20 year highs, deposit mix shift continues with DDA declining to 27% of total deposits, though still ~$2B above nominal pre-pandemic levels 1Industry defined as the H8 deposit data from 6/28/23 to 9/27/23. 2Adjusted financial measures, TBV per share, ROTCE, fully taxable equivalent measures, PPNR, and loans and leases, ACL and ratios excluding Loans to Mortgage Companies are Non-GAAP and are reconciled to GAAP measures in the appendix. Throughout this presentation, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases. Throughout this presentation references to NII, Total Revenue, Net Interest Margin and PPNR are presented on a fully taxable equivalent basis unless otherwise noted. Deposit growth of 2.4% significantly outperforms industry growth of 0.3%1

11 • 3Q23 period-end loans of $61.8 billion up $0.5 billion or 1% versus 2Q23 – $0.9 billion or 2% increase in loans excluding loans to mortgage companies (LMC), which decreased by $454 million – C&I growth was diversified across multiple industries, geographies, and lines of business – CRE growth driven by fund-ups of $510 million on existing loans, primarily in multi-family Class A apartments, while total commitments are flat – On balance sheet mortgage production focused on the Medical Doctor (MD) program, which comprised over 60% of originations • Total unfunded commitments stable to prior quarter • Period end line utilization of 42%2 • Loan yields expanded 21bps – New mortgage yields widened 90bps linked quarter – Spreads on new commercial originations are up 54bps year-over-year • Asset sensitive profile reflected in loan composition of 67% floating vs 33% fixed rate 1Adjusted financial measures, TBV per share, ROTCE, fully taxable equivalent measures, PPNR, and loans and leases, ACL and ratios excluding Loans to Mortgage Companies are Non-GAAP and are reconciled to GAAP measures in the appendix. Throughout this presentation, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases. Throughout this presentation references to NII, Total Revenue, Net Interest Margin and PPNR are presented on a fully taxable equivalent basis unless otherwise noted.2Utilization rates exclude Loans to Mortgage Companies. Period end loan trends Diversified portfolio across attractive geographic footprint1 Focused on deepening relationships and appropriately pricing

Fee income stable with fixed income and mortgage cyclically low

Adjusted fee income up $6 million excluding deferred compensation

$ in millions	Adjusted Results					3Q23 Change vs.			
	3Q23	2Q23	1Q23	4Q22	3Q22	2Q23		3Q22	
Fixed income	$28	$30	$39	$35	$46	$(2)	(7)%	$(18)	(39)%
Mortgage banking & title	$7	$6	$5	$4	$9	$1	17 %	$(2)	(22)%
Service charges and fees	$60	$59	$55	$56	$56	$1	2 %	$4	7 %
Brokerage, trust, and insurance	$34	$35	$34	$33	$34	$(1)	(3)%	$0	— %
Card and digital banking fees	$20	$21	$19	$20	$21	$(1)	(5)%	$(1)	(5)%
Deferred compensation income	$0	$8	$3	$7	$(3)	$(8)	(100)%	$3	100 %
Other noninterest income	$25	$17	$15	$20	$18	$8	47 %	$7	39 %
Total fee income	**$173**	**$175**	**$171**	**$173**	**$181**	**$(2)**	**(1)%**	**$(8)**	**(4)%**
Average daily revenue (ADR)	$301k	$348k	$437k	$403k	$524k	$(47)k	(14)%	$(223)k	(43)%

- **3Q23 adjusted fee income** excluding deferred compensation up $6 million or 4% versus 2Q23
  - **Fixed income** decreased $2 million with ADR down modestly, driven by continued challenging market conditions
  - Intentional pricing strategy drove volume into the secondary market, increasing **mortgage banking** income by $1 million
  - **Service charges and fees** up $1 million driven by higher treasury management and consumer fees
  - **Other noninterest income** up $8 million primarily driven by $5 million of incremental FHLB stock dividends related to second quarter borrowing levels and growth of $1 million in swap fees
    - Strong customer deposit growth enabled the full pay-off of all FHLB borrowings this quarter

[1] *Adjusted financial measures, TBV per share, ROTCE, fully taxable equivalent measures, PPNR, and loans and leases, ACL and ratios excluding Loans to Mortgage Companies are Non-GAAP and are reconciled to GAAP measures in the appendix. Throughout this presentation, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases. Throughout this presentation references to NII, Total Revenue, Net Interest Margin and PPNR are presented on a fully taxable equivalent basis unless otherwise noted.*

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Results reflect continued expense discipline

Increase in expense driven by transfer of acquisition-related retention into core expense

$ in millions	Adjusted Results					3Q23 Change vs.			
	3Q23	2Q23	1Q23	4Q22	3Q22	2Q23		3Q22	
Salaries and benefits	$188	$187	$188	$178	$185	$1	1 %	$3	2 %
Incentives and commissions	$68	$65	$64	$70	$68	$3	5 %	$0	— %
Deferred compensation expense	$0	$8	$3	$7	$(2)	$(8)	(100)%	$2	100 %
Total personnel expense	$256	$260	$255	$254	$251	$(4)	(2)%	$5	2 %
Occupancy and equipment[2]	$67	$68	$70	$71	$70	$(1)	(1)%	$(3)	(4)%
Outside services	$69	$68	$63	$64	$64	$1	1 %	$5	8 %
Amortization of intangible assets	$12	$12	$12	$12	$12	$0	— %	$0	— %
Other noninterest expense	$60	$53	$58	$58	$48	$7	13 %	$12	25 %
Total noninterest expense	**$465**	**$461**	**$457**	**$458**	**$444**	**$4**	**1 %**	**$21**	**5 %**
Full-time equivalent associates	7,340	7,327	7,282	7,477	7,569	13	— %	(229)	(3)%

- **3Q23 adjusted expense** of $465 million up $4 million versus 2Q23
  - **Personnel expense** excluding deferred compensation up $4mm
    - $11mm of merger retention award incentives moving out of the merger line and into core results
    - Partially offset by lower levels of other variable compensation
  - **Other expense** drivers include:
    - $1 million of higher FDIC costs
    - Return to more normalized levels from 2Q23, which benefited from a few discrete non-recurring items

[1]Adjusted financial measures, TBV per share, ROTCE, fully taxable equivalent measures, PPNR, and loans and leases, ACL and ratios excluding Loans to Mortgage Companies are Non-GAAP and are reconciled to GAAP measures in the appendix. Throughout this presentation, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases. Throughout this presentation references to NII, Total Revenue, Net Interest Margin and PPNR are presented on a fully taxable equivalent basis unless otherwise noted.[2]Occupancy and Equipment expense includes Computer Software Expense.

13

14 Disciplined lending leads to strong performance across the cycle $ in millions. 1Net charge-off % is annualized and as % of average loans. $752 $771 $800 $827 $842 1.31% 1.33% 1.35% 1.35% 1.36% ACL ACL/Loans 3Q22 4Q22 1Q23 2Q23 3Q23 Allowance for credit losses (ACL) Non-performing loans (NPLs) $292 $316 $424 $402 $394 0.51% 0.54% 0.72% 0.66% 0.64% NPLs $ NPLs % 3Q22 4Q22 1Q23 2Q23 3Q23 • 3Q23 net charge-offs of $95 million increased $72 million – 3Q23 included a $72 million idiosyncratic C&I charge- off related to a credit that converted from Chapter 11 to Chapter 7 bankruptcy in August – Other charge-offs of $23 million were in-line with the prior quarter • Provision expense of $110 million in 3Q23 – ~$15 million reserve build reflects the impact of 2% loan growth excluding LMC • NPL ratio of 64 bps down 2 bps from 2Q23 • 3Q23 ACL coverage ratio increased to 1.36% 1 $12 $26 $16 $23 $95 0.08% 0.18% 0.11% 0.16% 0.61% NCOs NCO% 3Q22 4Q22 1Q23 2Q23 3Q23 Reserve build reflects the impact of loan growth and macroeconomic uncertainty Net charge-offs

Strong capital position[1]

Lower exposure to unrealized losses due to smaller portfolio and moderate effective duration

Capital levels


13.1%
13.3%
13.6%
13.6%
13.6%
11.7%
11.9%
12.1%
12.1%
12.1%
9.9%
10.2%
10.4%
11.1%
11.1%
3Q22
4Q22
1Q23
2Q23
3Q23
CET1 ratio
Tier 1 capital ratio
Total capital ratio

- **3Q23 CET1 ratio** remained strong at 11.1% as the benefit of adjusted NIAC offsets reductions from deploying capital into loans, paying common dividends, and notable items
  - CET1 net of unrealized losses of 8.6% above regulatory capital threshold of 7.0%
- **3Q23 TBVPS** of $11.22 decreased 2% versus 2Q23, driven by higher mark-to-market on the AFS securities portfolio and interest rate hedges, partially offset by adjusted NIAC[5]
- **3Q23 total capital** of 13.6% flat to 2Q23

3Q23 CET1 net of unrealized losses[2,3]


11.1%
(1.6)%
(0.2)%
9.3%
(0.7)%
8.6%
3Q23 CET1 Estimate
AFS Impact
HTM Impact
Pro Forma
Loan FV Impact
Pro Forma incl. Loan FV Impact

Tangible book value per share[4]


$11.50
$0.29
$(0.04)
$(0.15)
$(0.41)
$0.03
$11.22
2Q23
Adjusted NIAC5
Notable Items
Common Dividend
Mark on AFS & Hedges
Other
3Q23

[1]Adjusted financial measures, TBV per share, ROTCE, fully taxable equivalent measures, PPNR, and loans and leases, ACL and ratios excluding Loans to Mortgage Companies are Non-GAAP and are reconciled to GAAP measures in the appendix. Throughout this presentation, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases. Throughout this presentation references to NII, Total Revenue, Net Interest Margin and PPNR are presented on a fully taxable equivalent basis unless otherwise noted. [2]CET1 impact of available for sale (AFS) and held to maturity (HTM) unrealized losses are presented on an after-tax basis. [3]Loan FV impact represents the difference between book value and estimated fair value of loans and leases as of June 30, 2023 as disclosed in FHN's 10-Q filing. [4]Other includes equity compensation. [5]Net of change in intangibles.

15

FY2023 Outlook

PPNR guidance continues to be within the range conveyed at investor day

Updates from investor day guidance shown in blue

Earnings Drivers	FY22 Adjusted Baseline[1]	FY23 Adjusted Expectations	Comments
Average Loans	$56 billion	Updated: Up 7% – 9% Prior: Up 3% – 5%	Successful deposit campaign enabled better-than-expected loan growth, with a focus on full relationships
Net Interest Income (FTE)	$2,405 million	Up 6% – 9%	Assumes no additional rate hikes in 2023; DDA balances return to pre-pandemic levels
Noninterest Income[2]	$765 million	Down 6% – 10%	Fixed income and mortgage stabilizing at cyclical low levels
Noninterest Expense[2]	$1,795 million	Up 6% – 8%	Increased investment in technology, marketing, and personnel
Net Charge-Offs	11 bps	Updated: 25 bps – 35 bps Prior: 15 bps – 25 bps	Modest normalization from very benign levels; update reflects $72 million idiosyncratic C&I charge-off in 3Q23, with remaining charge-offs expected to be in-line with prior guidance
Tax Rate	21.5%	20% – 22%	Timing of discrete items impacts quarterly rate
CET1 Ratio	10.2%	Updated: 11.0 % – 11.2% Prior: 11.25% – 11.75%	Updated to reflect revised loan growth; no share buybacks in 2023

[1]Adjusted measures are non-GAAP and are reconciled in the appendix. [2]Variability in Deferred Compensation may impact growth rates in noninterest income and noninterest expense but should have an offsetting and immaterial impact on pretax income.

16

17 Diversified business model with highly attractive geographic footprint provides opportunity to deliver outperformance through a variety of economic cycles Strategic focus on delivering enhanced shareholder value 1 Strong balance sheet and prudent risk management to drive increased capital efficiency and returns 2 Client-centric model committed to serving as trusted advisor through Capital + Counsel as a core differentiator3 Disciplined execution of strategy and continuous improvement mindset to further enhance efficiency and productivity 4 Investing in the well-being of associates and communities is central to our purpose5

APPENDIX 18

19Numbers may not foot due to rounding. 1Adjusted financial measures, TBV per share, ROTCE, fully taxable equivalent measures, PPNR, and loans and leases, ACL and ratios excluding Loans to Mortgage Companies are Non-GAAP and are reconciled to GAAP measures in the appendix. Throughout this presentation, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases. Throughout this presentation references to NII, Total Revenue, Net Interest Margin and PPNR are presented on a fully taxable equivalent basis unless otherwise noted.2Other includes equity compensation. 3Q23 CET1 Walkforward1,2 11.1% 0.21% (0.03)% 0.05% (0.12)% (0.07)% 11.1% 2Q23 CET1 Adjusted NIAC Notable Items Other Common Dividend Change in Loan Balances & Unfunded Commitments 3Q23 Estimate

Diversified, high credit quality CRE portfolio

Geographically diverse portfolio with minimal concentration across property types

- Disciplined risk management practice and underwriting standards across CRE portfolio
- $4 million of net charge offs in 3Q23 from CRE in the total portfolio
  - $3 million of net charge-offs in office portfolio
- Granular CRE loan book with less than 7% property type concentration across the total loan portfolio
- Continued strong asset quality with 98.2% of CRE graded pass
- Vacancy rate of 11% in office CRE, which compares favorably to the industry, which is experiencing vacancy of 19% in the southeast[1]

PE CRE by State Composition



27%
13%
12%
11%
10%
10%
9%
9%
FL
TX
NC
Other South Eastern
All Other
GA
TN
LA

PE CRE by Property Type

(% of total loans)



7%
4%
4%
2%
2%
2%
1%
1%
Multi-family
Retail
Industrial
Office (non-med)
Hospitality
Medical office
Other
Land + residential

[1] FHN's CRE database includes information for loans in the Pro CRE LOB, as well as market CRE loans above $5mm. Vacancy rates are based on this population. Industry statistics from Moody's as of 2Q23.

20

Well-diversified and stable funding mix[1]

68% of deposits insured or collateralized

- Stable, cost-effective deposits from a diverse commercial and consumer client base across 12-state footprint and specialty lines of business
- Commercial deposits of $37.3 billion , or 56% and consumer of $29.7 billion, or 44%
- Attractive lower-cost deposit base with 27% DDA

3Q23 deposits by state


LA, 12%
AL, 4%
TX, 4%
GA, 2%
AR, 2%
All other states, 3%
Specialty Bank, 5%
NC, 12%
FL, 19%
TN, 37%

68% of 3Q23 deposits insured or collateralized

($s in billions)


$40.8
61%
$21.4
32%
$4.8
7%
Insured
Uninsured & uncollateralized
Collateralized

3Q23 diversified deposit mix by product


38%
12%
27%
24%
Demand deposit accounts
Time deposits
Savings
Other interest-bearing deposits

All data as of September 30, 2023. [1]*Adjusted financial measures, core NII, core NIM, TBV per share, ROTCE, fully taxable equivalent measures, PPNR, and loans and leases, ACL and ratios excluding Loans to Mortgage Companies are Non-GAAP and are reconciled to GAAP measures in the appendix. Throughout this presentation, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases. Throughout this presentation references to NII, Total Revenue, Net Interest Margin and PPNR are presented on a fully taxable equivalent basis unless otherwise noted.*

21

Investment portfolio[1]

Prudently managed to support liquidity and IRR

Investment portfolio


$10.3B
$10.1B
$10.3B
$10.2B
$9.8B
2.14%
2.41%
2.45%
2.49%
2.54%
3Q22
4Q22
1Q23
2Q23
3Q23
Average AFS Securities
Average HTM Securities
Average Yield

($ in billions)	3Q22	4Q22	1Q23	2Q23	3Q23
% of total assets	12%	13%	13%	12%	12%
Total unrealized losses (pre-tax)	$(1.5)	$(1.4)	$(1.3)	$(1.4)	$(1.8)
Effective duration (years)	5.3	5.3	5.2	5.2	5.2
Unencumbered securities / total securities[2]	52%	45%	44%	35%	33%

Steady principal cash flows[3]

($ in millions)


$244
$241
$234
$264
4Q23
1Q24
2Q24
3Q24

3Q23 Highlights

- Portfolio represents ~12% of total assets
- Effective duration of 5.2 years
- Low reliance on HTM designation at ~14% of total portfolio
- 94% U.S. Government or Agency-backed by GSEs
- Total unrealized losses of $1.8B vs $1.4B in 2Q23

3Q23 investment portfolio composition[2]


Agency CMO
14%
U.S. Agencies & UST
12%
States & Municipalities
6%
Agency CMBS
24%
Agency MBS
43%

[1]Adjusted financial measures, core NII, core NIM, TBV per share, ROTCE, fully taxable equivalent measures, PPNR, and loans and leases, ACL and ratios excluding Loans to Mortgage Companies are Non-GAAP and are reconciled to GAAP measures in the appendix. Throughout this presentation, references to EPS are fully diluted, 3Q23 capital ratios are estimates, and unless otherwise noted, references to loans reflect average balances and include leases. Throughout this presentation references to NII, Total Revenue, Net Interest Margin and PPNR are presented on a fully taxable equivalent basis unless otherwise noted. [2]Calculated based on period end market values. [3]Estimated as of 9/30/23; includes maturities and projected calls

22

23 Notable Items ($s in millions except per share data) *3Q23 includes $10 million of restructuring expenses; 2Q23 includes $50 million contribution to First Horizon Foundation; 2Q23 and 4Q22 includes $15 million and $10 million, respectively of Visa derivative valuation expense. 2022 includes $22 million of Visa derivative valuation expense. **3Q23 includes after-tax notable items of $24 million related to the surrender of approximately $214 million in book value of bank owned life insurance policies, partially offset by an $11 million benefit from merger-related tax items. (In millions) 3Q23 2Q23 1Q23 4Q22 3Q22 Summary of Notable Items: Gain on merger termination $ — $ 225 $ — $ — $ — Gain on sale of title services business — — — 1 21 Gain related to equity securities investments — — — — 10 Net Merger/acquisition/transaction-related items — (30) (21) (36) (24) Other notable expenses* (10) (65) — (10) — Total notable items (pre-tax) (10) 130 (21) (45) 7 Tax related notable items** (13) — — — — EPS impact of notable items $ (0.04) $ 0.17 $ (0.03) $ (0.06) $ 0.01 (In millions) 2022 Summary of Notable Items: IBKC Branch sale gain (other noninterest income) $ 1 Gain on sale of title services business 22 Gain related to equity securities investments 16 Gain on sale of mortgage servicing rights 12 Merger related expenses (136) Other notable expenses* (22) Total notable items (107) EPS impact of notable items $ (0.15)

Reconciliation to GAAP financials

Slides in this presentation use Non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION	($s in millions, except per share data)				
Quarterly, Unaudited	**3Q23**	2Q23	1Q23	4Q22	3Q22
Tangible Common Equity (Non-GAAP)					
(A) Total equity (GAAP)	**$ 8,794**	$ 8,960	$ 8,895	$ 8,547	$ 8,283
Less: Noncontrolling interest (a)	**295**	295	295	295	295
Less: Preferred stock (a)	**520**	520	1,014	1,014	1,014
(B) Total common equity	**$ 7,978**	$ 8,144	$ 7,586	$ 7,238	$ 6,974
Less: Intangible assets (GAAP) (b)	**1,709**	1,720	1,732	1,744	1,757
(C) Tangible common equity (Non-GAAP)	**$ 6,270**	$ 6,424	$ 5,853	$ 5,494	$ 5,217
Tangible Assets (Non-GAAP)					
(D) Total assets (GAAP)	**$ 82,533**	$ 85,071	$ 80,729	$ 78,953	$ 80,299
Less: Intangible assets (GAAP) (b)	**1,709**	1,720	1,732	1,744	1,757
(E) Tangible assets (Non-GAAP)	**$ 80,825**	$ 83,351	$ 78,997	$ 77,209	$ 78,542
Period-end Shares Outstanding					
(F) Period-end shares outstanding	**559**	559	538	537	537
Ratios					
(A)/(D) Total equity to total assets (GAAP)	**10.65 %**	10.53 %	11.02 %	10.83 %	10.32 %
(C)/(E) Tangible common equity to tangible assets ("TCE/TA") (Non-GAAP)	**7.76 %**	7.71 %	7.41 %	7.12 %	6.64 %
(B)/(F) Book value per common share (GAAP)	**$ 14.28**	$ 14.58	$ 14.11	$ 13.48	$ 12.99
(C)/(F) Tangible book value per common share (Non-GAAP)	**$ 11.22**	$ 11.50	$ 10.89	$ 10.23	$ 9.72

(a) Included in Total equity on the Consolidated Balance Sheet. (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not foot due to rounding.

24

25 Reconciliation to GAAP financials Slides in this presentation use Non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION ($s in millions, except per share data) Quarterly, Unaudited 3Q23 2Q23 1Q23 4Q22 3Q22 Adjusted Diluted EPS Net income available to common shareholders ("NIAC") (GAAP) a $ 129 $ 317 $ 243 $ 258 $ 257 Plus Tax effected notable items (Non-GAAP) (a) 20 (98) 16 34 (5) Adjusted net income available to common shareholders (Non-GAAP) b $ 150 $ 219 $ 259 $ 293 $ 252 Diluted Shares (GAAP)8 c 561 561 572 572 570 Diluted EPS (GAAP) a/c $ 0.23 $ 0.56 $ 0.43 $ 0.45 $ 0.45 Adjusted diluted EPS (Non-GAAP) b/c $ 0.27 $ 0.39 $ 0.45 $ 0.51 $ 0.44 Adjusted Net Income ("NI") and Adjusted Return on Assets ("ROA") Net Income ("NI") (GAAP) $ 142 $ 329 $ 256 $ 270 $ 268 Plus Tax effected notable items (Non-GAAP) (a) 20 (98) 16 34 (5) Adjusted NI (Non-GAAP) $ 163 $ 231 $ 271 $ 304 $ 263 NI (annualized) (GAAP) d $ 565 $ 1,320 $ 1,037 $ 1,070 $ 1,063 Adjusted NI (annualized) (Non-GAAP) e $ 646 $ 928 $ 1,100 $ 1,206 $ 1,045 Average assets (GAAP) f $ 83,220 $ 82,304 $ 78,841 $ 79,521 $ 82,551 ROA (GAAP) d/f 0.68% 1.60% 1.32% 1.35% 1.29 % Adjusted ROA (Non-GAAP) e/f 0.78% 1.13% 1.40% 1.52% 1.27 % Return on Average Common Equity ("ROCE")/ Return on Average Tangible Common Equity ("ROTCE")/ Adjusted ROTCE Net income available to common shareholders ("NIAC") (annualized) (GAAP) g $ 513 $ 1,270 $ 987 $ 1,025 $ 1,020 Adjusted Net income available to common shareholders (annualized) (Non-GAAP) h $ 594 $ 878 $ 1,050 $ 1,161 $ 1,001 Average Common Equity (GAAP) i $ 8,163 $ 7,747 $ 7,398 $ 7,106 $ 7,360 Intangible Assets (GAAP) (b) 1,714 1,726 1,738 1,750 1,767 Average Tangible Common Equity (Non-GAAP) j $ 6,448 $ 6,021 $ 5,659 $ 5,356 $ 5,593 ROCE (GAAP) g/i 6.28% 16.40% 13.34% 14.42% 13.85 % ROTCE (Non-GAAP) g/j 7.95% 21.10% 17.43% 19.14% 18.23 % Adjusted ROTCE (Non-GAAP) h/j 9.21% 14.59% 18.55% 21.68% 17.89% (a) Amounts adjusted for notable items as detailed on page 22 (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not foot due to rounding

Reconciliation to GAAP financials

Slides in this presentation use Non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

CONSOLIDATED NON-GAAP TO GAAP RECONCILIATION Quarterly, Unaudited		(In millions) 3Q23	2Q23	1Q23	4Q22	3Q22
Adjusted Noninterest Income as a % of Total Revenue						
Noninterest income (GAAP)	k	**$ 173**	$ 400	$ 171	$ 174	$ 213
Plus notable items (GAAP) (a)		**—**	(225)	—	(1)	(32)
Adjusted noninterest income (Non-GAAP)	l	**$ 173**	$ 175	$ 171	$ 173	$ 181
Revenue (GAAP)	m	**$ 778**	$ 1,031	$ 859	$ 882	$ 875
Taxable-equivalent adjustment		**4**	4	4	4	4
Revenue- Taxable-equivalent (Non-GAAP)		**782**	1,035	863	886	878
Plus notable items (GAAP) (a)		**—**	(225)	—	(1)	(32)
Adjusted revenue (Non-GAAP)	n	**$ 782**	$ 810	$ 863	$ 885	$ 847
Noninterest income as a % of total revenue (GAAP)	**k/m**	**22.27 %**	38.82 %	19.94 %	19.68 %	24.30 %
Adjusted noninterest income as a % of total revenue (Non-GAAP)	**l/n**	**22.16 %**	21.63 %	19.85 %	19.55 %	21.37 %
Adjusted Efficiency Ratio						
Noninterest expense (GAAP)	o	**$ 474**	$ 555	$ 478	$ 503	$ 468
Plus notable items (GAAP) (a)		**(10)**	(95)	(21)	(46)	(25)
Adjusted noninterest expense (Non-GAAP)	p	**$ 465**	$ 461	$ 457	$ 458	$ 444
Revenue (GAAP)	q	**$ 778**	$ 1,031	$ 859	$ 882	$ 875
Taxable-equivalent adjustment		**4**	4	4	4	4
Revenue- Taxable-equivalent (Non-GAAP)		**782**	1,035	863	886	878
Plus notable items (GAAP) (a)		**—**	(225)	—	(1)	(32)
Adjusted revenue (Non-GAAP)	r	**$ 782**	$ 810	$ 863	$ 885	$ 847
Efficiency ratio (GAAP)	**o/q**	**60.92 %**	53.87 %	55.65 %	57.07 %	53.56 %
Adjusted efficiency ratio (Non-GAAP)	**p/r**	**59.39 %**	56.90 %	52.95 %	51.70 %	52.42 %

(a) Amounts adjusted for notable items as detailed on page 22 (b) Includes goodwill and other intangible assets, net of amortization. Numbers may not foot due to rounding

26

27 Reconciliation to GAAP financials Slides in this presentation use Non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. Numbers may not foot due to rounding Period-end Average ($s in millions) 3Q23 2Q23 3Q23 vs. 2Q23 3Q23 2Q23 3Q23 vs. 2Q23 Loans excluding LMC Total Loans (GAAP) $ 61,778 $ 61,295 $ 483 1% $ 61,432 $ 59,924 $ 1,508 3 % LMC (GAAP) 2,237 2,691 (454) (17) % 2,353 2,262 90 4 % Total Loans excl. LMC (Non-GAAP) 59,541 58,604 937 2% 59,079 57,662 1,417 2 % Total Consumer (GAAP) 14,494 14,289 205 1% 14,391 13,873 518 4 % Total Commercial excl. LMC (Non-GAAP) 45,047 44,315 732 2% 44,688 43,789 899 2 % Total CRE (GAAP) 14,121 13,891 230 2% 13,999 13,628 371 3 % Total C& I excl. LMC (Non-GAAP) $ 30,926 $ 30,424 $ 502 2% $ 30,689 $ 30,161 $ 528 2 % FY 2022 Adjusted Results (In millions) 2022 Net interest income (GAAP) $ 2,392 Taxable-equivalent adjustment 13 Net interest income - taxable-equivalent (Non-GAAP) $ 2,405 Noninterest income (GAAP) $ 816 Plus notable items (GAAP) (a) (51) Adjusted noninterest income (Non-GAAP) $ 765 Noninterest expense (GAAP) $ 1,953 Plus notable items (GAAP) (a) (158) Adjusted noninterest expense (Non-GAAP) $ 1,795

28 Reconciliation to GAAP financials Slides in this presentation use Non-GAAP information. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below. (a) Amounts adjusted for notable items as detailed on page 22. Numbers may not foot due to rounding